               Consent of Independent Certified Public Accountants

     We have issued our report dated July 12, 2002 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 204 as of May 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                              Grant Thornton LLP




Chicago, Illinois
September 24, 2002